Exhibit 10.5

RIDER TO BUSINESS LOAN AGREEMENT (ASSET BASED)
AND RELATED DOCUMENTS

             This Rider to Business Loan Agreement (Asset Based) (“Rider”) is attached to and made a part of that certain Business Loan Agreement (Asset Based) dated May 6, 2014 (“Business Loan Agreement”) between Electromed, Inc. (“Borrower”) and Venture Bank (“Lender”). In the event of any inconsistency between this Rider and the Business Loan Agreement or any of the Related Documents, as defined therein, the terms of this Rider shall control. Terms used herein and not otherwise defined shall have the meanings given such terms in the Business Loan Agreement. Accordingly, notwithstanding any provisions of the Business Loan Agreement or any of the Related Documents:

     1.     Lender does not require any opinions of counsel to Borrower in connection with the Loan.

     2.     Borrower’s representations and warranties with respect to Hazardous Substances are made to the best of its knowledge, based upon reasonable investigation, and subject to any matters disclosed in any environmental site assessments obtained by or delivered to Lender. Lender acknowledges and agrees that the Collateral has been used for the storage, use and generation of hazardous substances as customary in Borrower’s business in compliance with all applicable laws and may in the future be used for such purposes in compliance with all applicable laws. Further, inspections, tests and assessments of the Collateral by Lender to determine compliance with the provisions of the Business Loan Agreement and Related Documents relating to Hazardous Substances shall be at Borrower’s expense only if Lender has reasonable cause to believe Borrower is in violation of such provisions.

     3.     Lender’s request for additional information and insurance coverage shall be reasonable for the type of business and type of property constituting the Collateral. Borrower shall not have the obligation to have the Collateral appraised for insurance purposes during the term of the Loan.

     4.     Borrower shall not have the obligation to notify Lender of defaults under any agreements other than the Business Loan Agreement or Related Documents unless such defaults are material.

     5.     Borrower shall not have the obligation to notify Lender of management changes other than executive management changes.

     6.     Lender shall give Borrower reasonable notice prior to inspection of the tangible Collateral or Borrower’s books and records.

     7.     Lender shall not have the right to exercise any of the remedies provided for under the Business Loan Agreement or Related Documents except upon the occurrence of an Event of Default as defined therein and during the continuance of such Event of Default.

Exhibit 10.5

     8.     Failure of the Borrower to make any payment when due under the Loan shall not constitute an Event of Default under the Business Loan Agreement or any of the Related Documents until five (5) days after written notice thereof is given to Borrower.

     9.     Lender will promptly notify Borrower if it makes any expenditures or takes any action pursuant to the paragraph labeled “LENDER’S EXPENDITURES.”

     10.   Borrower shall have the right to incur indebtedness to other lenders and to enter into equipment leases from third party vendors or finance companies to finance equipment acquisitions not to exceed $100,000 per year without the consent of Lender.

     11.   The filing of any involuntary bankruptcy or insolvency petition against Borrower shall not constitute an Event of Default unless the Borrower fails to have such filing dismissed within thirty days after such filing is made or the court grants the petition for relief.

     12.   A change in ownership of Borrower’s stock shall not constitute a default.

     13.   A material adverse change in Borrower’s financial condition, or Lender believing the prospect of payment or performance is impaired, or the Lender otherwise believing itself insecure, shall not constitute an event of default so long as no other event of default has occurred and is continuing.

     14.   Borrower shall have the right to sell obsolete equipment or fixtures constituting part of the Collateral without the consent of Lender, so long as such equipment or fixtures are promptly replaced with items of equivalent or greater value.

     15.   Lender shall not sell the Loan to another lender or sell participation interests in the Loan without Borrower’s prior consent, except in the event of the sale or transfer of substantially all the assets of Lender.

     16.   There are no guarantors of the Loan, and no affiliates of Borrower shall be required to provide Collateral.

     17.   The definition of “Eligible Accounts” is hereby modified to include (i) foreign accounts that are secured by a letter of credit issued by a U.S. state or federal bank acceptable to Lender, and (ii) accounts that are conditional but are carried on Borrower’s books in accordance with GAAP. Further, Lender shall not unreasonably disqualify accounts as Eligible Accounts based upon the creditworthiness or financial condition of the Account Debtor.

     18.   The Commercial Security Agreement shall secure only the Note, the obligations under the Related Documents, and that certain Promissory Note dated December 18, 2013 between Borrower and Lender in the amount of $1,300,000 (the “RE Note”) and the “Related Documents” as defined in the Business Loan Agreement of even date herewith between Borrower and Lender relating to the RE Note.

Exhibit 10.5

     19.   Borrower may maintain deductibles under its insurance policies up to $20,000. Borrower shall not have the obligation to notify Lender and shall have the right to adjust and receive insurance proceeds upon damage to the Collateral not exceeding $50,000, so long as Borrower promptly repairs and restores such damage. The occurrence of casualty damage or other loss which is insured (other than a reasonable deductible) shall not constitute an Event of Default.

     20.   Lender waives the obligation of Borrower to make monthly payments into reserves for payment of insurance unless and until an Event of Default occurs.

     21.   Lender will not require direct payment of accounts to Lender or into a lock box unless and until an Event of Default occurs.

     22.   Borrower has a corporate seal but it is not required for effective execution of the Business Loan Agreement or any of the Related Documents.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.5

VENTURE BANK

By:	/s/ Kevin Doyle
Its:	Vice President

ELECTROMED, INC.

By:	/s/ Jeremy Brock
Its:	Chief Financial Officer

[SIGNATURE PAGE TO RIDER TO BUSINESS LOAN AGREEMENT
AND RELATED DOCUMENTS]